Exhibit 99.1
MoneyGram Enters Into Amended Definitive Agreement with Investor Group
Led By Thomas H. Lee Partners, L.P. and Goldman Sachs
MINNEAPOLIS March 17, 2008 — MoneyGram International, Inc. (NYSE:MGI) today announced that it has entered into an amended definitive agreement with an investment group (the Investors) led by Thomas H. Lee Partners, L.P. (THL) and Goldman, Sachs & Co. (Goldman Sachs), concerning a comprehensive recapitalization of the Company. The transaction, which was previously announced on March 10, is expected to close on March 25.
Components of the recapitalization include the following:
•	The Investors, which include affiliates of THL and affiliates of Goldman Sachs, will purchase $760 million of Series B and Series B-1 Preferred Stock, which will initially be convertible, at a price of $2.50 per share, into approximately 79% of the common equity of the Company.

•	The Company has also entered into an agreement with affiliates of Goldman Sachs to provide $500 million in debt financing.

•	The Company is expected to obtain an additional $250 million in senior debt financing prior to the close of the transaction.

•	The Company also expects to have $350 million outstanding or available under its existing credit agreement, and is seeking amendments from its existing lenders to modify certain terms and to permit those amounts to remain outstanding or available.
At its meeting on March 16, 2008, the Board of Directors of MoneyGram unanimously approved the Company’s entry into the amended purchase agreement with the Investors and the amended note purchase agreement with affiliates of Goldman Sachs. The Board retained J.P. Morgan Securities Inc. and Duff & Phelps LLC as financial advisors, each of whom confirmed their previously delivered fairness opinions. J.P. Morgan Securities Inc. also acted as placement agent to MoneyGram on the transaction.
Upon closing of the transaction, the Investors will receive both voting and nonvoting preferred stock. The convertible preferred stock will pay a cash dividend of 10%, which the Company may elect to accrue at a rate of 12.5% during the first five years in lieu of paying in cash. After five years, the dividends will accrue at a rate of 15% if the Company is unable to pay dividends in cash. The Company expects it is likely that dividends will accrue for at least 5 years. The convertible preferred stock will be convertible into shares of common stock or non-voting common equivalents of the Company at a price of $2.50 per common share. The committed debt from affiliates of Goldman Sachs provides for 13.25% senior second lien notes with a 10-year term, and is not callable by the Company for 5 years. The interest rate on the $250 million of additional senior debt is expected to be no more than LIBOR plus 5.00% and may be sold at a discount.

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The transaction is structured as a purchase of convertible preferred stock in a one-step transaction, as opposed to a two-step transaction under the original terms. While the rules of the New York Stock Exchange (NYSE) generally require shareholder approval prior to the issuance of securities that are convertible into more than 20% of the outstanding shares of a listed company, the Company is relying on an exception to the NYSE’s Shareholder Approval Policy available where the delay involved in securing shareholder approval would seriously jeopardize the financial viability of the Company. In accordance with the NYSE’s rule providing for this exception, the Audit Committee of the Company’s Board of Directors has expressly approved, and the full Board of Directors has unanimously concurred with, the Company’s reliance of the exception. The NYSE has also confirmed the availability of the exception to the Company. The Company currently expects the amended transaction to close on March 25, 2008 upon the conclusion of a shareholder notice period required by the NYSE when utilizing this exception.
The definitive agreement does not prevent the Company from soliciting or receiving superior proposals prior to the close of the transaction. MoneyGram has agreed that the fees paid to the Investors and to Goldman Sachs in respect of the equity financing and $500 million of debt financing upon signing of the original transaction shall not be refunded to the Company if the amended transaction fails to close for any reason.
After the closing of the transaction, the Investors will appoint two representatives and two observers to the Company’s Board of Directors and will, at their discretion, have the ability to take control of the full Board at any time after the closing. Concurrent with the closing, the Company will reduce the size of its Board of Directors such that it includes three independent directors and the chief executive officer, in addition to the members appointed by the Investors.
Investment Portfolio Update
The Company completed the sales of certain portfolio assets required to be sold under the terms of the previous agreement with the Investors at a total loss of approximately $1.6 billion. As a result of these portfolio sales, the Company has determined that it is no longer in compliance with the minimum net worth requirements of the states in which it is licensed to conduct its money transfer and other payment services businesses. This failure to meet minimum net worth requirements may result in the states imposing certain fines and other penalties on the Company. No state has taken any action or informed the Company of its intention to take any action at this time. Immediately after the closing of the transaction, the Company anticipates it will be in compliance with the minimum net worth requirements.
Wal-Mart Stores, Inc. and Money Transfer Update
The Company and Wal-Mart Stores, Inc. have entered into an agreement re-confirming the previously announced amendment which extends the term of their money services agreement to 2013, effective upon the closing of the recapitalization transaction. The Company has reached a new milestone of 150,000 global money transfer agent locations and transaction growth continues to exceed 20%.

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Closing Conditions
Closing of the recapitalization transaction is conditioned upon, among other conditions:
•	The additional $250 million in debt financing and amendment of its $350 million credit agreement discussed above;

•	There being no law or injunction prohibiting the closing;

•	No notice from any state to the effect that the Company can no longer conduct its money transfer business; receipt by the Investors of such assurances as they may deem necessary in their sole discretion from the states in which the company is licensed to conduct money transfer or payment services business to the effect that such states will not revoke the Company’s license or impose adverse conditions or fines; and a determination that, after giving effect to the recapitalization, the Company will have all licenses required to conduct its business and will be in compliance with all financial ratio and similar requirements imposed by the states;

•	Investors being satisfied that the Company will have (on a pro forma basis) at least $150,000,000 in “Unrestricted Assets” and $100,000,000 in undrawn borrowing availability under the its revolving credit line;

•	No material adverse change having occurred in the business of the Company or its customers (from September 30, 2007 except as previously disclosed to the Investors), as determined in the sole discretion of the Investors; in addition no “Termination Development” shall have occurred from the date of the revised agreement, which includes any circumstance, event, change, development or effect that, individually or in the aggregate, is adverse to the financial position, results of operations, business, prospects, assets or liabilities of the Company or the Company’s subsidiaries and any negative development related to the Company’s or its subsidiaries’ agents, official check customers, clearing banks or regulators, each as determined in the sole discretion of any of the Investors

•	Upon receipt of funds into escrow at the Closing, delivery to the Company of an unqualified opinion from its auditor on the 2007 financials;

•	Investors being satisfied with the Company’s internal controls and procedures;

•	Wal-Mart Stores, Inc. having confirmed to the Company in writing that as of the closing date its money services agreement with the Company will be in full force and effect and that the transaction does not give Wal-Mart the right to terminate the money services agreement;

•	The Company having purchased D&O and run-off insurance in previously agreed upon amounts;

•	The Company delivering unaudited interim financial statements for the one-month period ended January 31, 2008 and for the one-month period ended February 29, 2008 in a form satisfactory to the Investors.
Although the company believes that it has made substantial progress in fulfilling the conditions, there can be no assurances that the conditions will be satisfied and the transaction will close.

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About MoneyGram International, Inc.
MoneyGram International, Inc. is a leading global payment services company. The company’s major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with approximately 150,000 global money transfer agent locations in 180 countries and territories. For more information, visit the company’s website at www.moneygram.com.
Forward Looking Statements
The statements contained in this press release regarding MoneyGram International, Inc. that are not historical facts are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to: (a) the Company’s ability to satisfy the conditions to consummation of the recapitalization transaction, including without limitation the amendment of the Company’s existing credit facilities and the raising of an additional $250 million of senior indebtedness at an interest rate no higher than LIBOR plus 6.625% and other terms contemplated by the purchase agreement; (b) the Company’s retention of clearing banks, money transfer agents and other customers during the pendency of or in the absence of a transaction; (c) additional costs and expenses, including possible state fines or penalties incurred as a result of the reduction in the company’s net worth arising from the securities sales, any recapitalization and related matters; (d) loss of one or more key customers or the inability to maintain the Company’s network in our Global Funds Transfer segment; (e) the Company’s ability to continue to effectively operate the Payments Systems segment pending the receipt of additional long-term capital and in light of changes implemented or to be implemented as a result of the previously disclosed strategic review of that business, the transaction and the additional indebtedness expected to be incurred; (f) the Company’s ability to maintain sufficient liquidity, capital and assets; (g) the Company’s ability to maintain all required state and international licenses required to operate the Company’s business; (h) the risk that states in which the Company is licensed to do business will determine that the Company can no longer conduct business in such state, will revoke the Company’s licenses to do business in such state, or will impose material fines or other penalties on the Company for failure to be in compliance with such states minimum net worth and other financial requirements; (i) risks of shareholder or other litigation or government investigations of the Company or its agents that could result in material settlements, fines or penalties risks (j) risk of further downgrade in the Company’s credit ratings which could affect the Company’s cost of funds; (k) any material changes in the market value of securities we hold and/or permanent impairments of portfolio securities; (l) Company’s ability to manage credit risk related to its investment portfolio and its use of derivatives; (m) unexpected liquidity or capital needs including those arising from the exit of customer banks and requirements of clearing banks, and the Company’s ability to secure additional sources of capital; (n) ability to successfully develop and timely introduce new and enhanced products and services; (o) ability to protect and defend the intellectual property rights related to the Company’s existing and any new or enhanced products and services; (p) our ability to

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continue to compete effectively; (q) The Company’s and its agents’ ability to comply with U.S. and international licensing and regulatory requirements; (r) conducting money transfer transactions through agents in regions that are politically volatile and/or in a limited number of cases, subject to certain OFAC restrictions; (s) ability to manage security risks related to the Company’s electronic processing and transmission of confidential customer information; (t) ability to process and settle transactions accurately and the efficient and uninterrupted operation of the Company’s computer network systems and data centers; (u) ability to manage credit and fraud risks from the Company’s retail agents; (v) ability to manage reputational damage to the Company’s brand due to the events leading to the recapitalization as well as fraudulent or other unintended use of its services; (w) fluctuations in interest rates; (x) ability to manage risks related to opening of new retail locations and acquisition of businesses; (y) material slow down or complete disruption in international migration patterns; (z) ability for us and our agents to maintain adequate banking relationships, including relationships with clearing banks; (aa) ability to manage risks associated with the Company’s international sales and operations; (bb) ability to maintain effective internal controls; and (cc) other factors more fully discussed in MoneyGram’s filings with the Securities and Exchange Commission. Actual results may differ materially from historical and anticipated results. These forward-looking statements speak only as of the date on which such statements are made, and MoneyGram undertakes no obligation to update such statements to reflect events or circumstances arising after such date.
Contacts
For MoneyGram:
Don Duffy (Investors) 203-682-8215
Michael Fox (Media) 203-682-8218

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